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                                                                      EXHIBIT 23
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-80407, 333-78825 and 333-50180) pertaining to the Stock
Option Plans of Nextera Enterprises, Inc. of our report dated February 7, 2001, except for Note 6, as to which the date is March 30, 2001, with respect to the consolidated financial statements and schedule of Nextera Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



                                        /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 12, 2001